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                                                                   EXHIBIT 7.01

                           CERTIFICATE OF DISSOLUTION
                        OF COX INVESTMENT COMPANY, INC.
                         PURSUANT TO SECTION 275 OF THE
                        DELAWARE GENERAL CORPORATION LAW

         Cox Investment Company, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), in order to effect the dissolution of the Corporation, does hereby certify:

         FIRST.   The name of the corporation is: Cox Investment Company, Inc.
The registered office of the Corporation in the State of Delaware is at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The registered agent in charge thereof is The Corporation Service Company.

         SECOND:  The dissolution was authorized on December 30, 2002.

         THIRD:   The dissolution was authorized by Written Consent of the Sole
Stockholder of the Corporation dated December 30, 2002, in accordance with
Section 275(c) of the Delaware General Corporation Law.

         FOURTH. The following is a list of names and the business street address of each initial director of the Corporation:

         Name                                 Address
         ----                                 -------

         G. Dennis Berry                      6205 Peachtree Dunwoody Road
                                              Atlanta, Georgia 30328

         R. Scott Whiteside                   6205 Peachtree Dunwoody Road
                                              Atlanta, Georgia 30328

         Andrew A. Merdek                     6205 Peachtree Dunwoody Road
                                              Atlanta, Georgia 30328

         FIFTH.   The following is a list of the names and the business street addresses of the officers of the Corporation:

         Name                                 Address
         ----                                 -------

         G. Dennis Berry                      6205 Peachtree Dunwoody Road
                                              Atlanta, Georgia 30328

         Preston B. Barnett                   6205 Peachtree Dunwoody Road
                                              Atlanta, Georgia 30328

         Andrew A. Merdek                     6205 Peachtree Dunwoody Road
                                              Atlanta, Georgia 30328

         Richard J. Jacobson                  6205 Peachtree Dunwoody Road
                                              Atlanta, Georgia 30328


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         SIXTH.   The dissolution of the Corporation, shall be effective
December 31, 2002.

The undersigned, Andrew A. Merdek, Secretary of the Corporation, for the purposes of dissolving a corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate of Dissolution and does hereby certify that the facts herein stated are true, and has accordingly hereunto set his hand and seal.



                                     /s/ Andrew A. Merdek
                                     --------------------------------
                                     Andrew A. Merdek
                                     Secretary

DATE: DECEMBER 30, 2002


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